                                                                    Exhibit 23.1


We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-4 of our report dated February 11, 1998 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Hartford, Connecticut
April 17, 1998